EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ROADRUNNER TRANSPORTATION SYSTEMS TO ACQUIRE
ACTIVE AERO GROUP
Cudahy, WI - August 11, 2014 - Roadrunner Transportation Systems, Inc. (NYSE: RRTS), a leading asset-light transportation and logistics service provider, announced today that it has entered into a definitive merger agreement to acquire Active Aero Group. Based in Belleville, Mich., Active Aero is a highly regarded supply-chain solutions provider focused on transportation logistics for customers with sensitive or time-critical freight, principally in the United States and Mexico. The total purchase price is approximately $115 million in cash and will be funded with borrowings under Roadrunner’s credit facility. The transaction is expected to close by the end of Roadrunner’s 2014 third quarter, subject to customary closing conditions.
Active Aero is recognized as a leading provider of ground and air expedited services, uniquely supported by its spot bid technology and controlled capacity. Active Aero’s procurement system and multi-modal offering enables it to provide customers with the most advantageous and cost efficient means of meeting their time-critical logistics needs.
Mark DiBlasi, President and CEO of Roadrunner, said, “As we have indicated, the ability to provide air and ground expedited services to meet customers’ total transportation needs has been a key strategic objective for Roadrunner. Active Aero’s strong position in the marketplace is based upon the high quality of its service offering and personnel and its unique blend of expedited services. As a result, we believe Active Aero represents an ideal match with our strategy and an excellent platform for growth in expedited services globally.”
Patrick McKay, Roadrunner’s President of Truckload Logistics, added, “Active Aero’s leadership team, led by Dave Schembri, is highly respected and capable of leading significant growth in expedited services in the United States and capitalizing on the accelerating demand in Mexico. Additionally, we expect to be able to complement each other through utilization of our combined network and the expanded services we collectively bring to our customers.”
Dave Schembri, CEO of Active Aero, said, “The Active Aero leadership group is extremely excited to join Roadrunner. From our initial meeting with the Roadrunner team, we were very impressed by our similar cultures and shared values, including providing superior customer service at the best value. This combination provides both organizations expanded growth opportunities while enhancing career opportunities for our employees.”
Active Aero generated total revenues of approximately $265 million for the last twelve months ended June 30, 2014 and is expected to be accretive to earnings beginning in the fourth quarter of 2014. Assuming the transaction closes in the third quarter of 2014 as anticipated, transaction costs will impact Roadrunner’s 2014 third quarter earnings per share by approximately two cents.
About Roadrunner Transportation Systems, Inc.

Roadrunner is a leading asset-light transportation and logistics service provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload logistics, transportation management solutions, intermodal solutions, freight consolidation, inventory management, expedited services, international freight forwarding, customs brokerage, and comprehensive global supply chain solutions. For more information, please visit Roadrunner’s website, www.rrts.com.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance, including statements regarding Roadrunner’s expectation on the closing of the transaction with Active Aero, Active Aero’s strong position in the marketplace, Roadrunner’s belief that Active Aero represents an ideal match with Roadrunner’s strategy and an excellent platform for growth in expedited services globally, Active Aero’s leadership team, Active Aero’s ability to lead significant growth in expedited services in the United States, Active Aero’s ability to capitalize on the accelerating demand in Mexico, Roadrunner’s expectation that it and Active Aero will complement each other through utilization of their combined network and the expanded services they collectively bring to their customers, the growth opportunities offered by the acquisition of Active Aero, and Roadrunner’s expectation that Active Aero will be accretive to Roadrunner’s earnings in 2014. These statements reflect Roadrunner's current expectations, and Roadrunner does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond Roadrunner's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the integration of acquired companies, competition in the transportation industry, the impact of the current economic environment, Roadrunner's dependence upon purchased power, the unpredictability of and potential fluctuation in the price and availability of fuel, the effects of governmental and environmental regulations, insurance in excess of prior experience levels, and other "Risk Factors" set forth in Roadrunner's most recent SEC filings.

Contact

Roadrunner Transportation Systems, Inc.
Peter Armbruster,
Chief Financial Officer
414-615-1648

Vollrath Associates, Inc.
Marilyn Vollrath
414-221-0210
ir@rrts.com

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